EMRISE CORPORATION

CONTINUING INDEMNIFICATION AGREEMENT

This CONTINUING INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into and effective as of the date indicated on the signature page hereto (the “Effective Date”) by and between EMRISE Corporation, a Delaware corporation (the “Company”) and [●], an individual (“Director” and together with the Company, the “Parties” and each, a “Party”).

WHEREAS, Director is a member of the Company’s Board of Directors (the “Board”) and, in accordance with the Company’s dissolution plan, the Company desires for Director to resign from [his/her] position as a member of the Board; and

WHEREAS, in order to induce Director to resign from [his/her] position on the Board, the Company seeks to ensure for Director that he will continue to receive the indemnification he currently receives from the Company as a result of such position as a member of the Board.

NOW THEREFORE, the Parties, who have had the opportunity to receive independent legal advice in this matter, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Continued Indemnification. Subsequent to Director’s resignation from the Board, Director will maintain [his/her] right to (i) claim or receive indemnification as a director of the Company under any applicable state laws, the Company’s Articles of Incorporation, the Company’s By-laws, and/or the Indemnification Agreement dated on or about December 8, 2004, any other indemnity agreement or other agreement entered into between Director and the Company (any such agreement is incorporated herein by reference) and (ii) claim or receive insurance coverage or be defended under any directors’ insurance coverage which applies to directors of the Company and which applies to Director in Director’s capacity as a former member of the Board. Such insurance coverage shall cover any claims made against Director for at least three (3) years following the Effective Date. In addition, the Director shall receive coverage for six (6) years pursuant to the terms of the Company’s “wind-down” policy.

2. Governing Law. The laws of the State of New Jersey will govern the interpretation, validity and effect of this Agreement without regard to principles of conflicts of law, the place of execution or the place for performance thereof. The parties hereto hereby irrevocably and unconditionally each submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the State of New Jersey and its courts and the courts of the United States of America for the District of New Jersey; consents that any such action or proceeding shall be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

3. Modification. This Agreement shall not and cannot be modified by any Party by any oral promise or representation made before or after the execution of this Agreement, and may only be modified by a writing signed by all Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year written below.

EMRISE CORPORATION

By:
Name:
Title:

Date: _______________, 2016
[●], an individual

[Signature page to Continued Indemnification Agreement]